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                                                           EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS


Harlyn Products, Inc.:

We consent to the incorporation by reference in Registration Statement No. 33-21366 on Form S-8 of Harlyn Products, Inc. of our report dated October 16, 1995 appearing in this Annual Report on Form 10-K of Harlyn Products, Inc. for the year ended June 30, 1995




DELOITTE & TOUCHE LLP

Los Angeles, California
October 16, 1995